Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BRIGHTSOURCE ENERGY, INC.

The undersigned, John Woolard, hereby certifies that:

1. He is the duly elected and acting President of BrightSource Energy, Inc., a Delaware corporation.

2. The Certificate of Formation was filed in the State of Delaware on April 5, 2004 under the name Luz II, LLC. The LLC was converted to a Corporation on August 17, 2006, and the name of the Corporation at the time of incorporation was Luz II, Inc.

3. The Certificate of Incorporation of this corporation shall be amended and restated to read in full as follows:

ARTICLE I

The name of this corporation is BrightSource Energy, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 160 Greentree Drive, Suite 101, City of Dover, 19901, County of Kent. The name of its registered agent at such address is National Registered Agents, Inc.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law Delaware (the “DGCL”).

ARTICLE IV

(A) The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 760,000,000 shares, consisting of 750,000,000 shares of Common Stock, par value $0.0001 per share, and 10,000,000 shares of Preferred Stock, par value $0.0001 per share.

(B) The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate

(C) pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

(D) Unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation or the resolution originally fixing the number of shares of any such series, the Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, by filing a certificate pursuant to the applicable law of the State of Delaware. If the number of shares of any series is so decreased, then the shares so specified in the certificate shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

(E) Except as otherwise provided by law, each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation (including any Preferred Stock Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate of Incorporation (including any Preferred Stock Designation relating to any series of Preferred Stock).

ARTICLE V

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Restated Certificate of Incorporation or the Bylaws of the Corporation (the “Bylaws”), the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. For the purposes of this Restated Certificate of Incorporation, “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

ARTICLE VI

The Board shall be divided into three (3) classes, Class I, Class II and Class III. The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III. Each director shall serve for a term expiring at the third annual meeting following his or her election; provided, that, with respect to the directors serving in the inaugural classes of Class I, Class II and Class III, the terms of the directors serving in Class I shall expire at the Corporation’s first annual meeting of stockholders held after the effectiveness of the division of the Board into three (3) classes; the terms of the directors serving in Class II shall expire at the Corporation’s second annual meeting of stockholders held after such effectiveness; and the terms of the directors serving in Class III shall expire at the Corporation’s third annual meeting of stockholders held after such effectiveness. Each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal.

Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum (and not by the stockholders), and directors so chosen shall serve for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires or until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors, voting together as a single class.

ARTICLE VII

In the election of directors, each holder of shares of any class or series of capital stock of the Corporation shall be entitled to one vote for each share held. No stockholder will be permitted to cumulate votes at any election of directors.

ARTICLE VIII

Subject to the rights of the holders of any series of Preferred Stock, no action shall be taken by the stockholders of the Corporation other than at an annual or special meeting of the stockholders, upon due notice and in accordance with the provisions of the Bylaws, and no action shall be taken by the stockholders by written consent.

ARTICLE IX

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE X

(A) Notwithstanding any other provision of the Bylaws or any provision of law which might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, the Bylaws or any Preferred Stock Designation, the Bylaws may be altered, amended or repealed or new Bylaws adopted by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the voting stock of the Corporation entitled to vote, voting together as a single class. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal Bylaws.

(B) The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

(C) Special meetings of the stockholders of the Corporation may be called, at any time by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board, the chairman of the Board of Directors and the chief executive officer, and special meetings may not be called by other person or persons.

(D) Advance notice of stockholder nominations for the election of directors or of business to be brought by the stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

ARTICLE XI

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE XII

(A) To the fullest extent permitted by the DGCL, as the same exists or may be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of a corporation’s directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

(B) Any repeal or modification of the foregoing provisions of this Article XII shall not adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director occurring prior to such repeal or modification.

ARTICLE XIII

The Corporation shall have the power to indemnify and/or advance expenses to any person to the fullest extent permitted by law.

ARTICLE XIV

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the Corporation, (B) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s stockholders, (C) any action or proceeding asserting a claim against the Corporation arising pursuant to any provision of the DGCL or the Corporation’s Restated Certificate of Incorporation or Bylaws, or (D) any action or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been duly adopted by this Corporation’s Board of Directors and stockholders in accordance with Sections 228, 242 and 245 of the DGCL, and has been executed by its duly authorized officer this          day of             , 2011.

BrightSource Energy, Inc.

By:
Name: John Woolard
Title: President

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